Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statements on Form S-8 (File No. 333-105828, 333-111944 and 333-123208 ) pertaining to the Amended and Restated 1997 Equity Incentive Plan, the Amended and Restated 1998 Non-Employee Directors’ Stock Option Plan and Amended and Restated 2001 Non-Statutory Plan and the 2003 Employee Stock Purchase Plan of Urigen Pharmaceuticals, Inc. and in the Registration Statements on Form S-3 (File Nos. 333-38092, 333-54066, 333-104022, 333-112821, 333-117523, 333-126678 and 33-133413) and related prospectus es of Urigen Pharmaceuticals, Inc., and the Registration Statemenet on Form S-1 (File No. 333-146674) and related prospectus of Urigen Pharmaceuticals, Inc.  of our report (which contains an explanatory paragraph relating to Urigen Pharmaceuticals,  Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) dated October 2, 2007, relating to the financial statements of Urigen Pharmaceuticals, Inc. included in this Annual Report (Form 10-K /A ) for the year ended June 30, 2007.

March 6, 2008	By:	/s/ Burr, Pilger & Mayer LLP
Palo Alto, California